UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 13, 2015 (January 7, 2015)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-14956	98-0448205

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of principal executive offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agreement with J. Michael Pearson

Valeant Pharmaceuticals International, Inc. (the “Company”) entered into an amended and restated employment agreement with J. Michael Pearson, effective as of January 7, 2015 (the “Employment Agreement”). The Employment Agreement replaces the employment agreement with Mr. Pearson that became effective on March 21, 2011 (the “Prior Agreement”).  Pursuant to the Employment Agreement, Mr. Pearson shall continue to serve as Chief Executive Officer of the Company and Chairman of the Board of Directors. The initial term of the Employment Agreement will expire on the fifth anniversary of effective date, following which date the term of the Employment Agreement will automatically renew for successive one year periods unless either party gives notice of non-renewal.  Mr. Pearson will not be entitled to any severance payments by reason of the expiration of the employment term or the Company giving notice not to renew the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Pearson’s overall target compensation opportunity has not been changed; however, effective January 1, 2015, Mr. Pearson will not receive an annual base salary.  His target bonus opportunity commencing in 2015 will be $6,000,000, and his maximum bonus opportunity will be $10,000,000.  Mr. Pearson is also entitled, pursuant to the Employment Agreement, to certain other employee benefits and perquisites.

Upon a termination of employment by the Company without cause (as defined in the Employment Agreement) or by Mr. Pearson for good reason (as described below), whether occurring prior to or following a change in control, Mr. Pearson will be entitled to receive a cash severance payment equal to two times Mr. Pearson’s target bonus up to a maximum of $9,000,000.  Mr. Pearson will also be entitled to receive a pro-rata annual bonus for the year of termination, based on actual performance of the Company through the date of termination. Upon such a termination, Mr. Pearson will be entitled to accelerated vesting of any unvested stock options, and stock options held by him will generally remain exercisable for one year post-termination.  Performance-based restricted share units (“PSUs”) held by Mr. Pearson (including those granted under the Employment Agreement and described below) will vest pro-rata upon such a termination based on the attainment of the applicable level of performance through the date of termination (assuming an additional year of service for the PSUs granted under the Employment Agreement).  None of Mr. Pearson's equity awards provide for automatic, accelerated vesting on the occurrence of a change in control.

“Good Reason” is defined under the Employment Agreement to generally include (i) a material reduction in duties or responsibilities, (ii) removing Mr. Pearson as Chief Executive Officer of the Company or, prior to a change in control, from his position as Chairman of the Board of Directors (for any reason other than compliance with applicable law or stock exchange rules), (iii) any reduction in target bonus, or (iv) a material breach by the Company of a material provision of the Employment Agreement.

The Employment Agreement provides for the grant of 450,000 PSUs with a base price of $140.63 (with the potential to earn between zero and 2,250,000 PSUs depending on performance). The PSUs vest based on achievement of the following performance metrics (applying linear interpolation for performance between the applicable thresholds): if the total shareholder return (“TSR”) over the five year measurement period is less than 10% over the base price, none of the PSUs will vest; if the TSR over the five year measurement period is 10% over the base price, 450,000 of the PSUs will vest; if the TSR over the five year measurement period is 20% over the base price, 900,000 of the PSUs will vest; if the TSR over the five year measurement period is 30% over the base price, 1,350,000 of the PSUs will vest; if the TSR over the five year measurement period is 40% over the base price, 1,800,000 of the PSUs will vest and if the TSR over the five year measurement period is 50% or more over the base price, 2,250,000 of the PSUs will vest.

In addition, the Employment Agreement generally extends the provisions of the Prior Agreement governing the period during which Mr. Pearson’s ability to sell, assign, transfer or otherwise dispose of the net amount of Company shares acquired upon the settlement or exercise of all equity awards is restricted; these restrictions will now remain in effect until the earliest of the fifth anniversary of the effective date of the Employment Agreement, a change in control (excluding any subsequent change in control following which Mr. Pearson serves as the chief executive officer of the ultimate parent company), death, disability and involuntary termination of employment without cause or for good reason.  The Employment Agreement does permit Mr. Pearson to contribute such shares to certain family limited partnership or annuity trusts without reference to the forgoing restrictions and also to transfer a total of 4,000,000 additional shares without reference to such restrictions.  Mr. Pearson is now also required to hold at least 1,000,000 shares for two years following the date upon which the transfer restrictions described above generally lapse.   Mr. Pearson will be entitled to receive health, medical, dental and vision benefits for himself and his dependents at active employee rates during this holding period.

Consistent with the Prior Agreement, Mr. Pearson will be subject to customary restrictive covenants including non-competition, non-solicitation and protection of confidential information during his employment.  The non-solicitation covenant remains in place for twenty-four months following termination of employment;  a twenty-four month post-termination non-competition period will also be in effect following a termination of employment, unless the termination is as a result of a voluntary termination by Mr. Pearson, in which case the non-competition period will be twelve months.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Valeant Pharmaceuticals International, Inc. and J. Michael Pearson, dated as of January 7, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: January 13, 2015